EXHIBIT 10.15.3


                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of August 6, 2003, by and between TRAILER BRIDGE, INC. ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION ("Lender").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Lender and Borrower have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of December 27, 2000, by and between General Electric Capital Corporation, as Lender, and Borrower (and as amended hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"); and

         WHEREAS, Borrower has requested that Lender agree to certain amendments to the Loan Agreement; and

         WHEREAS, Lender is willing to agree to the foregoing, subject to the terms and conditions specified herein; and

         WHEREAS, by this Agreement, Lender and Borrower desire and intend to evidence such amendments.

         NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1. DEFINITIONS

         1.1 Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

SECTION 2. ACKNOWLEDGMENT

         2.1 Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on July 30, 2003, Borrower is indebted to Lender in respect of the Revolving Credit Loans in the principal amount of $5,480,859.73, and the Term Loan in the amount of $7,714,285.74. All such Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrower to Lender, are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

         2.2 Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected liens upon

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and security interests in the Collateral heretofore granted to Lender pursuant to the Loan Documents or otherwise granted to or held by Lender.

         2.3 Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Lender by Borrower, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

SECTION 3. AMENDMENTS

         3.1 Financial Covenants. Schedule G-Financial Covenants to the Loan Agreement is hereby amended and restated in its entirety and replaced by a new Schedule G-Financial Covenants attached hereto as Exhibit 1.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrower hereby represents, warrants and covenants with and to Lender as follows:

         4.1 Representations in Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to Lender in any of the Loan Documents was true and correct when made and in all material respects is true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement.

         4.2 Binding Effect of Documents. This Agreement and the other Loan Documents have been duly executed and delivered to Lender by Borrower and are in full force and effect, as modified hereby and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of the Borrower enforceable against Borrower in accordance with their terms.

         4.3 Compliance. In addition to the Events of Default defined in the Loan Documents, failure of Borrower to comply with the covenants, conditions and agreements contained herein shall immediately, without further notice or demand of any kind, constitute an Event of Default under the Loan Documents.

         4.4 No Conflict, Etc. The execution, delivery and performance of this Agreement by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of Borrower's properties or revenues, except in favor of Lender.


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 SECTION 5. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

         This Agreement shall be effective as of the date first above written, and such effectiveness shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

                  (a) an original of this Agreement, duly authorized, executed and delivered by Borrower;

                  (b) payment of the Amendment Fee set forth in Section 6.2 herein;

                  (c) payment of the fees and disbursements of counsel to Lender incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions hereunder; and

                  (d) any and all such further instruments and documents as Lender may require to obtain the full benefits of this Agreement and to protect, preserve and maintain Lender' rights in the Collateral.

SECTION 6. PROVISIONS OF GENERAL APPLICATION

         6.1 Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control. The Loan Agreement and this Agreement shall be read and construed as one agreement.

         6.2 Amendment Fee. Borrower shall pay to Lender an Amendment Fee of $25,000, which Amendment Fee shall be fully earned as of the date hereof and shall be payable in full on September 30, 2003. Such fee may be charged to the Revolving Credit Loan at the discretion of Lender.

         6.3 Costs and Expenses. Borrower absolutely and unconditionally agree to pay to the Lender, on demand by the Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by the Lender or any participant of Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.


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         6.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

         6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         6.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

         6.7 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.8 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

         6.9 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

                                        TRAILER BRIDGE, INC.


                                        By:   /s/ John D. McCown
                                            ------------------------------------
                                        Title: Chairman and Chief Executive
                                               Officer



                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:   /s/ Donald Cavanaugh
                                           -------------------------------------
                                        Title:    Duly Authorized Signatory



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                                   Exhibit 1

                                   Schedule G

                               FINANCIAL COVENANTS


As used in this Agreement (including this Schedule G covenant), the following terms shall have the following meanings:

"EBITDA" shall mean, for any period, the Net Income (Loss) of Borrower for such period, plus interest expense, income tax expense, amortization expense, depreciation expense, and minus gains on sale of fixed assets, in each case, of Borrower for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

"Funded Debt" shall mean, for any Person, all of such Person's Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person.

"Net Income (Loss)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

1. Minimum EBITDA. For each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2003, Borrower shall have an EBITDA as of the last day of each such Fiscal Quarter, of not less than the amount set forth below:

                                                    EBITDA
          For the Fiscal Quarter ending      shall not be less than
          -----------------------------      -----------------------
          June 30, 2003                            $765,000
          September 30, 2003                       $1,000,000
          December 31, 2003                        $1,350,000

2. Maximum Cash Burn. For each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2003, Borrower shall have an EBITDA less regularly scheduled payments of principal paid or that were required to be paid on Funded Debt (excluding the Revolving Credit Loan) during such period less Total Interest Expense less unfinanced Capital Expenditures as of the last day of each such Fiscal Quarter, of not more than the amount set forth below:


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                                                   Cash Burn
          For the Fiscal Quarter ending      shall not be more than
          -----------------------------      -----------------------
          June 30, 2003                             $450,000
          September 30, 2003                        $700,000
          December 31,2003                          $0


3. Minimum Tangible Net Worth. Borrower shall have, at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2003, a Tangible Net Worth as of the last day of each Fiscal Quarter of not less than:

                                               Tangible Net Worth
          For the Fiscal Quarter ending      shall not be less than
          -----------------------------      -----------------------
          June 30, 2003                            $6,200,000
          September 30, 2003                       $6,200,000
          December 31, 2003                        $6,200,000

For purpose of this covenant in Schedule G the following terms shall have the meanings set forth below:

"Tangible Net Worth" shall mean, with respect to any Person, at any date, Shareholder Equity less Intangible Assets, all as defined by, and determined in accordance with, GAAP.


4. Leverage Ratio. Borrower shall have, at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2003, a Leverage Ratio as of the last day of each Fiscal Quarter of not more than:

                                                    Leverage Ratio
          For the Fiscal Quarter ending          shall not be more than
          -----------------------------          -----------------------
          June 30, 2003                                1.00 : 1.00
          September 30, 2003                           1.00 : 1.00
          December 31, 2003                            1.00 : 1.00

For purpose of this covenant in Schedule G the following terms shall have the meanings set forth below:

"Leverage Ratio" shall mean, with respect to any Person, at any date, the ratio of Total Liabilities to Tangible Assets, all as defined by, and determined in accordance with, GAAP.


5. Capital Expenditures. Borrower shall not make aggregate unfinanced (including trade-ins) Capital Expenditures in any Fiscal Year in excess of $250,000.



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